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                                                                     EXHIBIT 4.3

                               IWC SERVICES, INC.
                         COMMON STOCK PURCHASE WARRANT
                              DATED MARCH 19, 1997
                     EXERCISABLE AT ANY TIME AT OR PRIOR TO
              3:30 P.M. CENTRAL STANDARD TIME ON DECEMBER 31, 2000
            TO PURCHASE THE NUMBER OF SHARES DETERMINED IN SECTION 1

THESE SECURITIES (THE "SECURITIES") HAVE BEEN (1) ACQUIRED FOR INVESTMENT; (II) ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES LAWS OF VARIOUS STATES; AND (III) ISSUED AND SOLD IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "ACT") PROVIDED BY SECTION 4(2) OF THE 1933 ACT. THE SECURITIES CANNOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED OTHER THAN PURSUANT TO (A) AN EFFECTIVE REGISTRATION UNDER THE ACT OR ANY TRANSACTION WHICH IS OTHERWISE IN COMPLIANCE WITH THE ACT; AND (B) EVIDENCE SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE ISSUER SHALL BE ENTITLED TO RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH THE ABOVE LAWS.

     This Common Stock Warrant ("Warrant") is issued as of the date set forth above by IWC Services, Inc., a Texas corporation (the "Company"), to or registered assigns (the "Holder"). This Warrant is part of a series of Common Stock Warrants ("Warrants") issued in connection with the offer and sale by the Company of up to 5,000 investment units ("Units") each of which consists of a Warrant and a 12% Senior Subordinated Note (individually a "Note" and collectively the "Notes") in the principal amount of $1,000 ($5,000,000 in the aggregate) to the purchasers thereof (collectively the "Holders").

                                  WITNESSETH:

     1. ISSUANCE OF WARRANT: TERM. In consideration for the purchase contemporaneously herewith of one or more 12% Senior Subordinated Note (the "Notes") and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to the Holder, subject to the provisions hereinafter set forth, the right to purchase that number of shares of common stock, $.0l per share ("Common Stock"), of the Company (the shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares") determined by dividing the principal amount of the Notes purchased by the Holder by the Exercise Price, as defined in
Section 2 hereof.  If the maturity date of the Notes is extended as provided in
Section 2 thereof, the Holder shall be granted an additional Warrant to purchase that number of shares of Common Stock equal to 50% of the number of shares of Common Stock purchasable under this Warrant. This Warrant shall be exercisable by the Holder at any time during the period ending at 3:30 p.m. Central Standard Time on December 31, 2000 (the "Expiration Date").

     2. EXERCISE PRICE. The exercise price (the "Exercise Price") per share for the Shares that may be purchased pursuant to the terms of this Warrant shall be either (i) one-half of the per share offering price for Common Stock sold by the Company in an underwritten initial public offering, or (ii) one-half of the average closing bid price of the Common Stock of the Company during the 90-day period commencing 60 days after the closing of a business combination transaction involving the Company and a publicly-held corporation whose shares are traded in the over-the-counter market or on an established securities exchange. If the Company does not complete an initial public offering or business combination transaction prior to the Expiration Date, the Exercise Price per share for the Shares that may be purchased pursuant to the terms of this Warrant shall be $2.00, which has been arbitrarily determined by the Company and is not based on any established criteria for determining the value of common stock.

     3.  EXERCISE OF WARRANTS.

          (A) EXERCISE PROCEDURES. Prior to the Expiration Date, this Warrant may be exercised at any time,

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          from time to time, by the Holder hereof, subject to the conditions set forth herein, by (i) delivering to the Company the written notice on the Form of Election to purchase attached hereto as Exhibit "A," specifying the number of Shares that the Holder has elected to purchase, at the following address: 2800 Post Oak Boulevard, Suite 6300, Houston, Texas, 77056 ("Company Office"), or such other address as the Company shall designate by written notice to the Holder, (ii) surrendering this Warrant to the Company, and (iii) delivering to the Company payment (in the manner set forth in Section 3(b) hereof) of the aggregate Exercise Price for the Shares to be purchased. The date of the exercise of the purchase of any Shares to be purchased pursuant to this Warrant shall be deemed to be the date of receipt by the Company of the Form of Exercise duly completed and signed by the Holder, this Warrant and the appropriate aggregate Exercise Price.

          (B) PAYMENT OF EXERCISE PRICE; EXPENSES. The aggregate Exercise Price for the Shares to be purchased pursuant to the exercise of this Warrant shall be paid to the Company at the Company Office in cash, by wire transfer or by certified or official bank check. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section 3, except that, in the case of stock certificates that have been registered in a name or names other than the names of the registered holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates, shall be paid by the registered holder hereto to the Company at the time of delivering this Warrant to the Company as mentioned above.

          (C) EXERCISE OF FEWER THAN ALL WARRANTS. If the Holder exercises this Warrant with respect to fewer than all of the Shares that may be purchased hereunder, then upon surrender of this Warrant at the Company Office by the registered Holder hereof in person or by attorney and the Form of Exercise duly authorized in writing, this Warrant will be exchanged for a similar Warrant, representing the right to purchase the remaining number of Shares subject to purchase hereunder.

          (D) DENOMINATIONS OF WARRANTS. This Warrant may be exchanged for new Warrants in different denominations at the option of the Holder by the surrender of this Warrant to the Company at the Company Office accompanied by written instructions setting forth the denominations of the new Warrants.

          (E) FRACTIONAL SHARES. No fractional shares of Common Stock will be issued upon the exercise of this Warrant, but in lieu thereof, a cash payment will be made to the Holder in an amount equal to any fractional share resulting from the calculation of the number of Shares to be purchased in accordance with the provisions in Section 1 hereof multiplied by the Exercise Price determined in Section 2 hereof.

     4. ANTI-DILUTION PROTECTION. The applicable Exercise Price per share determined in Section 2 hereof and the number of Shares issuable upon exercise of this Warrant determined in Section I hereof are subject to weighted average adjustment from time to time upon the occurrence hereafter of certain transactions by the Company, including dividends of stock or other securities or property, stock splits, reverse stock splits, subdivisions, combinations, recapitalizations, reorganizations, reclassifications, consolidations, mergers or sales of properties and assets and dissolution (collectively, "Reorganization"). In the event that the outstanding Common Stock of the Company is at any time increased or decreased solely by reason of a Reorganization, appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the interest of the Holder upon exercise will be the same as it would have been had such Holder owned the underlying securities immediately prior to the occurrence of such event. Such adjustment shall be made successively whenever any Reorganization shall occur. Not withstanding the foregoing, no adjustment shall be required under this Section 4 until the cumulative adjustments result in a dilution to the Holder of 5% or more.

     5. TRANSFERABILITY. The Warrants are separate and detachable securities, transferable on the books of the Company at the Company Office by the registered Holder hereof in person or by attorney duly authorized in writing, upon

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surrender of this Warrant to the Company for transfer.  Upon any such transfer, a new Warrant to purchase a like number of Shares will be issued to the transferee or transferees in exchange for this Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of an agreement of indemnity (without security therefor, and upon surrender and cancellation of this Warrant, if mutilated), the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the preparation, execution and delivery of this Warrant pursuant to this Section.

     6. HOLDER NOT A SHAREHOLDER. No Holder of this Warrant shall, solely by reason of being a Holder hereof, possess any right or privilege as a shareholder of the Company, including without limitation, the right to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, until the Holder shall have exercised all or any part of this Warrant in accordance with the provisions set forth in Section 3 hereof.
Nothing contained herein shall be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or, to receive notice of the meetings, until the Warrant shall have been exercised as provided in Section 3 hereof.

     7. COVENANTS AND CONDITIONS. The provisions of this Warrant are subject to the following covenants and conditions:

          (A) RESTRICTED SHARES. Neither this Warrant nor the Shares have been registered under the Act or the securities laws of any state (the "Blue Sky Laws"). By purchasing a Note and receiving this Warrant, the Holder hereof acknowledges that the Holder is acquiring this Warrant for investment purposes only, for his own account and not with a view to the distribution or resale of this Warrant without an effective registration for this Warrant under the Act and applicable Blue Sky Laws or an opinion of counsel reasonably satisfactory to the Company and its counsel that registration is not required under the Act or any applicable Blue Sky Laws. The Shares issued upon exercise of this Warrant shall be restricted securities under the Act and applicable Blue Sky Laws, and the certificates representing the Shares shall bear a restrictive legend in substantially the same form as set forth on the cover page of this Warrant.

          Other legends as required under federal or state laws may be placed on the certificates evidencing any Shares purchased hereunder. The Holder hereof agrees to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any Shares issued upon exercise hereof with applicable federal and state securities laws.

          (B) RESERVATION OF SHARES. The Company covenants and agrees that the Shares to be issued upon the exercise of this Warrant shall, upon issuance and payment therefor in accordance with the terms hereof be legally and validly authorized, issued and outstanding, fully paid and nonassessable and free from preemptive rights. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant and all other outstanding Warrants, taking into account for this purpose, any adjustments to the Shares purchasable under this Warrant as provided under Section 4 hereof.

          (C) AFFIRMATIVE AND RESTRICTED COVENANTS. The Company will at all times take such action in good faith asmay be necessary or appropriate in order to preserve the rights of the Holder. The Company will not, by amendment of its certificate of incorporation, enter into any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions

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          of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment.

          (D) FINANCIAL INFORMATION. So long as this Warrant or any part hereof remains outstanding, the Company shall furnish to the Holder: (i) unaudited, quarterly financial statements of the Company within forty-five (45) days after the end of each fiscal quarter; (ii) financial statements of the Company for each fiscal year within ninety (90) days after the end of the fiscal year, audited by a national accounting firm; and (iii) such other financial information of the Company as the Holder may reasonably request in writing, provided that such other financial information is prepared by the Company in the ordinary course.

     8.   REGISTRATION RIGHTS.

          (A) DEMAND REGISTRATION. The Company hereby agrees that upon the written request of a Holder or Holders of 50% or more of the aggregate number of Shares, which have been or could be issued or are issuable upon exercise of the Warrants, it will use its best efforts in accordance with the terms of this Section 8 to effect the registration under the Act of any Shares purchased pursuant to the terms of this Warrant; provided, however, that such request shall not be made until 180 days after (i) the effective date of the Company's initial public offering, or (ii) the closing of a business combination transaction involving the Company and a publicly-held corporation whose shares are traded in the over-the-counter market or on an established securities exchange. Such registration is herein sometimes referred to as the "Demand Registration." In connection with such Demand Registration, the Company will give written notice (a "Notice of Registration") to all of the Holders, of its intent to effect the Demand Registration under the Act of the Shares. The Holders shall then provide the Company, within 15 days after the giving of the Notice of Registration, a written response which shall specify the number of Shares to be registered and the intended method of disposition thereof. The Company shall not be required to effect more than one Demand Registration under this Section 8. It is understood and agreed that the Company's obligation to register the Shares hereunder may be fulfilled by either a Company-sponsored "shelf" registration or through an underwritten public offering and that if participation in either one of such types of registration is offered to the Holders, and that if a Holder shall be offered the ability to, and shall decline to participate in such Demand Registration, such offer and declination shall be deemed to constitute the registration rights granted hereunder with respect to the Shares subject thereto.

          (B) REGISTRATION STATEMENT FORM. The Demand Registration shall be on such appropriate registration form promulgated by the Commission as shall be selected by the Company, and shall permit the disposition of the Shares covered thereby in accordance with the intended method or methods specified by the Holders in their request for such registration.

          (C) REGISTRATION EXPENSES. The Company will pay all Registration Expenses incurred in connection with the Demand Registration.

          (D) RIGHT TO INCLUDE SHARES IN REGISTRATION. The Company may include in the registration statement related to the Demand Registration securities on its own behalf The amount of securities that the Company may include in the registration statement relating to such Demand Registration on its own behalf shall be determined at the Company's sole discretion, taking into consideration all contractual registration rights then outstanding to all parties.

          (E) DELAY OF COMPANY'S REGISTRATION OBLIGATIONS. Notwithstanding the foregoing, the Company may postpone taking action with respect to the Demand Registration for a reasonable period if, in the good faith opinion of the Company's Board of Directors, effecting the registration would adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction or would require the Company to make public disclosure of information, the public disclosure of which would have a materially adverse effect upon the Company, provided that the Company shall not delay

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          such action pursuant to this sentence more than once in any 6- month period.

          (F) TERMINATION OF RIGHTS. The registration rights granted hereunder shall terminate with respect to Shares that become eligible for resale under Rule 144, as in effect at the time, or any other applicable exemption for the registration requirements of the Act.

     9. REGISTRATION PROCEDURES. If and whenever the Company is required to use its best efforts to effect the Demand Registration of any Shares under the Act pursuant to Section 8, the Company will use its best efforts to effect the Demand Registration and sale of such Shares in accordance with the intended methods of disposition thereof specified by the Holders. Without limiting the foregoing, the Company will, as expeditiously as possible:

          (a) prepare and file with the Commission as soon as practicable, unless delayed pursuant to Section 8(e), the requisite registration statement to effect such Demand Registration and use its best efforts to cause such registration statement to become effective, provided that as far in advance as practical before filing such registration statement or any amendment thereto, the Company will furnish to the Holders who have elected to participate in such Demand Registration. copies of reasonably complete drafts of all such documents proposed to be fled (including exhibits), and any such Holder shall have the opportunity to object to any information pertaining solely to such Holder that is contained therein, and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such registration statement or amendment;

          (b) prepare and file with the Commission such amendments and supplements to such registration statements, financial statements and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Act with respect to the disposition of all Shares covered by such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of
          (i) such time as all of such Shares have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement and (ii) 180 days after such registration statement becomes effective;

          (c) promptly notify each Holder of Shares who has elected to participate in such Demand Registration and the underwriter or underwriters, if any:

               (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto. when the same has become effective;

               (ii) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

               (ii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Shares for sale under the applicable Blue Sky Laws of any jurisdiction;

          (d) furnish to each Holder of Shares covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus fled under Rule 424 promulgated under the Act relating to such Holder's Shares, and such other documents, as such Holder may reasonably request to facilitate the disposition of its Shares;

          (e) use its best efforts to register or qualify all Shares covered by such registration statement under

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          the Blue Sky Laws of such jurisdictions as each Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Shares owned by such Holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 9(e) be obligated to be so qualified, or (ii) to subject itself to taxation in any such jurisdiction;

          (f) use its best efforts to cause all Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each h older thereof to consummate the disposition of such Shares;

          (g) notify each Holder of Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Act and Rule 158 promulgated thereunder;

          (i) make available for inspection by any Holder who has elected to participate in such registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such inspector in connection with such registration statement, and permit the inspectors to participate in the preparation of such registration statement and any prospectus contained therein and any amendment or supplement thereto. Records which the Company determines, in good faith, to be confidential and which it notifies the inspectors are confidential shall not be disclosed by the inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. The Holder of Shares agrees by acquisition of such Shares that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (j) provide a transfer agent and registrar for all Shares covered by such registration statement not later than the effective date of such registration statement; and

          (k) use its best efforts to cause all Shares covered by such registration statement to be listed, upon

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          official notice of issuance, on any securities exchange on which any of the securities of the same class as the Shares are then listed.

     The Company may require each Holder of Shares as to which any registration is being effected to, and each such Holder, as a condition to including Shares in such Demand Registration, shall, furnish the Company with such information and affidavits regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing in connection with such Demand Registration.

     Each Holder of Shares agrees by acquisition of such Shares that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 9(g), such Holder will forthwith discontinue such Holder's disposition of Shares pursuant to the registration statement relating to such Shares until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9(g) and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the prospectus relating to such Shares current at the time of receipt of such notice.

     10. UNDERWRITTEN OFFERINGS. In the case of an underwritten Public Offering, the Lead Underwriter, if any, shall be any underwriter or underwriters as shall be selected by the Company, in its sole discretion. The Company shall enter into an underwriting agreement in customary form with such underwriter or underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 12 unless otherwise agreed to by the Lead Underwriter and a Holder or Holders of Shares to be distributed by such underwriters. The Holders of Shares to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also be made to and for their benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to their obligations.
Unless otherwise agreed to by the Lead Underwriter and a Holder or Holders of Shares to be distributed by such underwriters, no Holder of Shares shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its ownership of the securities being registered on its behalf and such Holder's intended method of distribution and any other representation required by law. No Holder may participate in such underwritten offering unless such Holder agrees to sell its Shares on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. If any Holder disapproves of the terms of an underwriting prior to the effectiveness of the registration statement, such Holder may elect to withdraw therefrom and from such registration by notice to the Company and the Lead Underwriter.

     11. INCIDENTAL REGISTRATION. If the Company at any time (other than pursuant to Section 10) proposes to register any of its Common Stock under the Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public), each such time it will give written notice to the Holders of its intention so to do. Upon the written request of any such Holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Shares, the Company will use its best efforts to cause the Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Holder of such Shares. In the event that any Registration pursuant to this Section I I shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Shares to be included in such an underwriting may be reduced (pro rata among the requesting Holders based upon the number of Shares owned by such Holders and the Company) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Section 11 without thereby incurring any liability to the Holders.

     12.  INDEMNIFICATION.

          (A) INDEMNIFICATION BY THE COMPANY. The Company shall, to the full extent permitted by law,

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          indemnify and hold harmless each Holder of Shares included in any registration statement fled in connection with a registration under Sections 8, 9 or 10 hereof, its directors and officers, and each other Person, if any, who controls any such Holder within the meaning of the Act, against any losses, claims, damages, expenses or liabilities, joint or several (together, "Losses"), to which such Holder or any such director or officer or controlling Person may become subject under the Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, and the Company will reimburse such Holder and each such director, officer and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Loss (or action or proceeding in respect thereof); provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer or controlling Person, and shall survive the transfer of Shares by such Holder. The Company shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other Person, if any, who controls any such participating Person within the meaning of the Act to the same extent as provided above with respect to Holders of Shares.

          (B) INDEMNIFICATION BY THE HOLDERS. Each Holder of Shares which are included or are to be included in any registration statement filed in connection with any registration under Sections 8, 9 or 10 hereof, as a condition to including Shares in such registration statement, shall, to the full extent permitted by law, indemnify and hold harmless the Company, its directors and officers, and each other Person, if any, who controls the Company within the meaning of the Act, against any Losses to which the Company or any such director or officer or controlling Person may become subject under the Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the obligation to provide indemnification pursuant to this Section 12(b) shall be several, and not joint and several, among such indemnifying Parties on the basis of the number of Shares included in such registration statement and the aggregate amount which may be recovered from any Holder of Shares pursuant to the indemnification provided for in this Section 12(b) in connection with any registration and sale of Shares shall be limited to the total proceeds (including commissions and underwriting discounts) received by such Holder from the sale of such Shares. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such Shares by such Holder. Such Holders shall also indemnify each other Person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other

                                    Warrant

          Person, if any, who controls any such participating Person within the meaning of the Act to the same ex-tent as provided above with respect to the Company.

          (C) NOTICES OF CLAIMS, ETC. Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in Section 12(a) or 12(b), such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying Party pursuant to such subsections, give written notice to the latter of the commencement of such action, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the indemnifying Party of its obligations under the preceding paragraphs of this Section 12, except to the extent that the indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the indemnifying Party shall be entitled to participate in and, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest between such Indemnified Party and any indemnifying Party exists with respect to such claim, to assume the defense thereof, jointly with any other indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided that the indemnified Party or Indemnified Parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the Indemnified Party or Indemnified Parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying Party, and in that event the reasonable fees and expenses of such one counsel shall be paid by the indemnifying Party. If the indemnifying Party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the Indemnified Parties with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other indemnified Parties with respect to such claim, in which event the indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel for the Indemnified Parties or counsels. No indemnifying Party shall consent to entry of any judgment or enter into any settlement without the consent of the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

          (D) CONTRIBUTION. If the indemnity and reimbursement obligation provided for in any subsection of this Section 12 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the indemnifying Party shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an Indemnified Party as a result of the Losses referred to in the first sentence of this Section 12(d) shall be deemed to include any legal and other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any Loss which is the subject of this Section 12(d).

                                    Warrant

          No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 1 l(f) of the Act) shall be entitled to contribution from the Indemnifying Party if the indemnifying Party was not guilty of such fraudulent misrepresentation.

          (E) OTHER INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Section 12 (with appropriate modifications) shall be given by the Company and each Holder of Shares with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Act reasonable and customary in scope and effect. The provisions of this Section 12 shall be in addition to any other rights to indemnification or contribution which an Indemnified Party may have pursuant to law, equity, contract or otherwise.

          (F) INDEMNIFICATION PAYMENTS. The indemnification required by this
          Section 12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

     13. COVENANTS RELATING TO RULE 144. The Company will file reports in compliance with the Exchange Act, will comply with all rules and regulations of the Commission applicable in connection with the use of Rule 144 and take such other actions and furnish any Holder with such other information as such Holder may request in order to avail itself of such rule or any other rule or regulation of the Commission allowing such Holder to sell any Shares without registration, and will, at its expense, forthwith upon the request of any Holder, deliver to such Holder a certificate, signed by the Company's principal financial officer, stating (a) the Company's name, address and telephone number (including area code), (b) the Company's Internal Revenue Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the Holder of any Shares, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

     14. DEFINITIONS. Unless the context otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Warrant; and (iv) the term "Section" refers to the specified Section of this Warrant. Whenever this Warrant refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Except as otherwise specifically indicated, the following terms will have the following meanings for all purposes of this Warrant:

          (A) "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which banks located in the State of New York are authorized or obligated to close.

          (B) "COMMON STOCK" means shares of the Company's common stock, par value $.01 per share, as constituted on the date of this Warrant, and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

          (C) "COMMISSION" means the United States Securities and Exchange Commission, or any successor governmental agency or authority.

          (D) "COMPANY" means IWC Services, Inc.

          (E) "EXCHANGE ACT " means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                                    Warrant

          (F) "HOLDER" means the initial Holder of this Warrant and any transferee, successors or assigns.

          (G) "HOLDERS" means the initial Holders of the Warrants and any transferee. successors or assigns.

          (H) "INDEMNIFIED PARTY" means a party entitled to indemnity in accordance with Section 12.

          (I) "INDEMNIFYING PARTY" means a party obligated to provide indemnity in accordance with Section 12.

          (J) "INSPECTORS" has the meaning ascribed to it in Section 9(I).

          (K) "LEAD UNDERWRITER" means, with respect to any Public Offering, the underwriter managing such Public Offering.

          (L) "LOSSES" has the meaning ascribed to it in Section 12(a).

          (M) "NASD" means the National Association of Securities Dealers, inc.

          (N) "NOTES" means the $5,000,000 principal amount of 12% Senior Subordinated Notes being offered and sold by the Company pursuant to a Private Placement Memorandum dated December 12, 1997.

          (O) "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union or association.

          (P) "PUBLIC OFFERING" means any offering of Common Stock to the public, either on behalf of the Company or any of its security Holders, pursuant to an effective registration statement under the Act.

          (Q) "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with its obligations under this Warrant to effect the registration of Shares in a registration under Sections 8, 9 or 10 hereof, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses of complying with state securities laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, premiums and other costs of policies of insurance against liabilities arising out of the Public Offering of the Shares being registered and any fees and disbursements of underwriters customarily paid by issuers or Holders of securities, but excluding underwriting discounts and commissions or brokerage fees and transfer taxes, if any, in respect of Shares, which shall be payable by each Holder thereof.

          (R) "RULE 144" means Rule 144 promulgated by the Commission under the Act, and any successor provision thereto.

          (S) "ACT" means the Act of 1933, as amended. and the rules and regulations promulgated thereunder.

          (T) "SHARES" means the shares of Common Stock issuable to the Holders of the Warrants upon the exercise thereof, and any additional shares of Common Stock issued or distributed by way of a dividend, stock split or other distribution in respect of the Shares.

          (U) "WARRANT" means this Warrant.

          (V) "WARRANTS" means the series of Warrants being granted by the Company in connection with the

                                    Warrant
          offering and sale of the Notes.

     15.  MISCELLANEOUS.

          (A) NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers: (i) if to the Holder, to the name, address and facsimile number set forth in the Subscription and Suitability Agreement executed in connection with the purchase of the Notes and this Warrant or any other address or facsimile number delivered to the Company in writing or to the name, address and facsimile number of any transferee of this Warrant as set forth on the form of Assignment attached hereto; and (ii) if to the Company, to IWC Services, Inc., 2800 Post Oak Boulevard, Suite 6300, Houston, Texas, 77056

          With respect to any other Holder of Shares, such notices, requests and other communications shall be sent to the addresses set forth in the stock transfer records regularly maintained by the Company. All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 15(b)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          (B) WAIVER. Any term or condition of this Warrant may be waived at any time by the Holder, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Holder. No waiver by the Holder of any term or condition of this Warrant, in any one or more instances, shall be deemed to be or construed as a waiver of the same term or condition of this Warrant on any future occasion.

          (C) SUCCESSORS AND ASSIGNS. This Warrant inures to the benefit of and is enforceable by the Holder hereof and the Holder's respective successors and assigns.

          (D) HEADINGS. The headings used in this Warrant have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          (E) INVALID PROVISIONS. If any provision of this Warrant is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the Holder hereof will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Warrant will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Warrant will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Warrant a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          (F) GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

     IN WITNESS WHEREOF, this Warrant has been duly executed and delivered by the duly authorized officer of

                                    Warrant
the Company as of the date first above written.

Attest:                              IWC SERVICES, INC.



_____________________________        __________________________________
Secretary                            By: Its:

                                    [SEAL]





                                    Warrant

                               IWC SERVICES, INC.
                             WARRANT EXERCISE FORM

               Number of Warrants Exercised _____________________

    The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder, _______________shares of the stock provided for therein, and requests that certificates for such shares be issued in the name of:

_______________________________________
(Name and Social Security Number)

_______________________________________
(Street Address)

_______________________________________
(City, State, Zip Code)

and if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:______________, 19____

_______________________________________
(Name of Warrantholder or Assignee)

_______________________________________
(Street Address)

_______________________________________
(City, State, Zip Code)

_______________________________________
(Signature of Warrantholder)

_______________________________________
(Signature of Warrantholder)


                                    Warrant

                                   ASSIGNMENT
            (To Be Executed Only Upon the Assignment of the Warrant)
    For Value Received, the undersigned hereby sells assigns and transfers unto:

________________________________________
(Name and Social Security Number of Assignee)
________________________________________
(Street Address)
________________________________________
(City, State, Zip Code)

the within Warrant, hereby irrevocably constituting and appointing ________________________________ as his true and lawful attorney in fact to transfer said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: __________________, 19____

________________________________________
(Signature of Warrantholder)

________________________________________
(Signature of Warrantholder)


Note: The above signature must correspond with the name written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever unless this Warrant has been assigned.



                                    Warrant
                                    Page 15